UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2013

               ABERCROMBIE & FITCH CO.
(Exact name of registrant as specified in its charter)

Delaware	1-12107	31-1469076
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

        6301 Fitch Path, New Albany, Ohio 43054
(Address of principal executive offices) (Zip Code)

                              (614) 283-6500
(Registrant's telephone number, including area code)

               Not Applicable
(Former name or former address,
if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 10, 2013, Abercrombie & Fitch Co. ("A&F" or the “Registrant”) appointed Robert E. Bostrom to serve as Senior Vice President, General Counsel and Corporate Secretary. Mr. Bostrom succeeds Ronald A. Robins, Jr. who resigned on July 19, 2013, effective on November 18, 2013. Mr. Bostrom is expected to join A&F in January of 2014.

Mr. Bostrom, who graduated from Boston College Law School in 1980, served as Executive Vice President, General Counsel and Corporate Secretary of The Federal Home Loan Mortgage Corporation from 2006 to 2011 and thereafter as a partner of SNR Denton and Shareholder of Greenberg Traurig.

Item 8.01. Other Events.

On December 10, 2013, the Company issued a press release announcing the appointment of Robert E. Bostrom. A copy of the press release is included as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

(a) through (c) Not applicable

(d) Exhibits:

The following exhibit is included with this Current Report on Form 8-K:

Exhibit No.        Description

99.1	Press Release issued by Abercrombie & Fitch Co. on December 10, 2013 related to the appointment of Robert E. Bostrom as Senior Vice President, General Counsel and Corporate Secretary.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABERCROMBIE & FITCH CO.

Dated: December 10, 2013	By: /s/ David S. Cupps
David S. Cupps
Senior Vice President and Senior Counsel

INDEX TO EXHIBIT

Exhibit No.        Description

99.1	Press Release issued by Abercrombie & Fitch Co. on December 10, 2013 related to the appointment of Robert E. Bostrom as Senior Vice President, General Counsel and Corporate Secretary.